                                                                   EXHIBIT 10.24

                   FIRST AMENDMENT TO THE AGREEMENT ENTITLED
                "SPONSORED RESEARCH AGREEMENT NO. UTA 98-0296"
                      ENTERED INTO MARCH 19, 1998 BETWEEN
          THE UNIVERSITY OF TEXAS AT AUSTIN AND E. HELLER AND COMPANY

                               (the "Amendment")

     This Amendment to the Sponsored Research Agreement No. UTA 98-0296 is made and entered into as of October 10, 2000 ("Effective Date" of the Amendment), by and between TheraSense Inc., with a principle place of business address at 1360 South Loop Road, Alameda, CA 94502 ("TheraSense") and the Board of Regents ("Board") of The University of Texas System ("System") on behalf of The University of Texas at Austin ("University").

     RECITALS

     A. On March 19,1998, under an agreement entitled "Sponsored Research Agreement No. UTA 98-0296" (hereinafter the "Agreement"; attached hereto as Exhibit A), the University, System and E. Heller and Company ("Sponsor") entered into a sponsored research agreement wherein the University was to perform certain research and Sponsor was to obtain certain rights to patents and technology developed during the course of such research under the terms of the agreement between those parties and Professor Adam Heller, an employee of University, entitled "Assignment of Patent Rights and Technology" dated August 1, 1991 and the "First Amendment to the Agreement Entitled 'Assignment of Patent Rights and Technology', dated March 19, 1998 (collectively, the "Assignments"; attached hereto as Exhibits B and C, respectively);

     B. On October 10, 2000, pursuant to Section 15.1 of the Assignments, Sponsor assigned to TheraSense, Inc. ("TheraSense") the Agreement and the Assignments, with University's prior written consent; thus, the parties acknowledge and agree that "Sponsor" as used in the Agreement and this Amendment means "Therasense";

     C. TheraSense has developed an in vitro biosensor based product to be sold commercially under the name of "Freestyle", which TheraSense, Professor Adam Heller, University, Board, and System have now agreed that such Freestyle product will be subject to the compensation due the University under the Assignments, and that one-half of such compensation will be used to fund sponsored research projects under the Agreement;

     D. Board, University and System and TheraSense agree to amend the Assignments (the "Second Amendment"), to clarify the manner in which royalties from the sale of Freestyle products will be paid by TheraSense to University and shall be used to fund sponsored research projects to be performed under this Amendment and the Agreement; and

     E. The parties now wish to amend the terms of the Agreement as set forth below.

     NOW, THEREFORE, it is hereby agreed by the parties as follows:

1. All capitalized terms not defined in this Amendment shall have the meaning given to them in the Agreement.

2.   Section 2.2 is deleted and replaced with the following:

     2.2  Research Program Period.
          -----------------------

          2.2.1  Initial Period. The Research Program shall be performed during
                 --------------
          the initial period from the Effective Date through and including March 18, 200l (the "Initial Research Period").

          2.2.2  Extended Research Period. Following the Initial Research
                 ------------------------
          Period, the Research Program shall continue in full force and effect on a year-to-year basis, unless otherwise agreed by mutual written agreement of the parties (the "Extended Research Period"); provided, University has received Sponsored Research Funds (as defined in
          Section 3.1.2) in the half-year period immediately preceding each such extension year.

3.   New Section 2.7 is added as follows:

     2.7 The Principal Investigator, at his or her sole discretion, may use the Sponsored Research Funds (as defined in Section 3.1.2), in part, to enter into clinical trials or other collaborations in the biosensor field with researchers at other UT System research institutions for research purposes; provided, such clinical trials and/or other collaborations are. subject to a material transfer agreement, or other form of agreement, if applicable, consistent with the terms of this Agreement.

4.   Section 3.1 is deleted and replaced with the following:

     3.1  Research Funding.
          ----------------

          3.1.1 As consideration for the performance by University of its obligations under this Agreement during the Initial Research Period, Sponsor shall pay the University an amount equal to its expenditures and reasonable overhead in conducting the Research Program, subject to a maximum expenditure limitation of One-Hundred and Fifty-Thousand Dollars ($150,000) during the Initial Research Period, allocated in the amount of Fifty-Thousand Dollars per year for each of the first three years in the Initial Research Period. University's Office of Accounting will submit monthly invoices to Sponsor and Sponsor agrees to reimburse University within thirty (30) days of receipt of such invoice. Payments should be made payable to The University of Texas at Austin, and reference the Principle Investigator, Agreement number and title of the Research Program funded under this Agreement, and submitted to the following address: The University of Texas at Austin, Office of Accounting, P.O. Box 7159, Austin, Texas 78713-7159, phone # 512-471-6231.

          3.1.2 As consideration for the performance by University of its obligations under this Agreement during the Extended Research Period, University acknowledges and agrees that one-half (1/2) of the royalties received by University from TheraSense on Net Sales of Freestyle products shall be solely used by University to fund University's expenditures and reasonable overhead in conducting the Research Program (the "Sponsored Research Funds"). University agrees that amounts spent in excess of the allocated Sponsored Research Funds will be rolled forward and applied against Sponsored Research Funds received from Sponsor during such subsequent period.

          3.1.3 For so long as Professor Adam Heller serves as the Principal Investigator, such Sponsored Research Funds will be subject to University's then current overhead rate assigned to unrestricted research funds, which under current University policy as of the Effective Date of the Amendment is zero percent (0%). If someone other than Professor Adam Heller is the Principal Investigator, then such Sponsored Research Funds will be subject to an overhead rate of twenty-five percent (25%) of direct costs.

5.  Section 8.1 is deleted and replaced with the following:

    8.1 All patent rights, technology, know-how and other intellectual property developed by University alone or jointly with Sponsor in connection with the research performed hereunder shall be deemed Other Intellectual Property (as defined in the Assignments). Board shall assign, and hereby assigns, to Sponsor all right, title and interest in such Other Intellectual Property.

6.  Section 11.2 is deleted and replaced with the following:

    11.2 In accord with Paragraph 2.2.2 herein, this Agreement shall automatically continue in full force and effect for subsequent one year periods, on a year-to-year basis (unless sooner terminated or further extended in accordance with the provisions of this Article 11); provided, University has received Sponsored Research Funds in the half-year period immediately preceding each such extension year.

7. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as so modified or amended, is hereby approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith.

    IN WITNESS WHEREOF, this Amendment is hereby executed by the duly authorized representatives of the parties on the date indicated below in duplicate, each of which shall be deemed an original and together shall form one and the same instrument.

ON BEHALF OF THE BOARD OF REGENTS
OF THE UNIVERSITY OF TEXAS SYSTEM


       /s/ JUAN M. SANCHEZ
---------------------------------
Juan M. Sanchez, Ph.D.
Vice President for Research,
The University of Texas at Austin

Date:        JAN 11 2001
      ---------------------------

THERASENSE, INC.


       /s/ W. MARK LORTZ
---------------------------------
Mark Lortz
President
Date:          12/13/00
      ---------------------------

APPROVED AS TO FORM                     READ AND UNDERSTOOD:


      /s/ BETH LYNN MAXWELL                        /s/ ADAM HELLER
---------------------------------       ------------------------------------
Name: Beth Lynn Maxwell, Ph.D., J.D.    Professor Adam Heller
      Office of General Counsel         Ernest Cockrell, Sr Chair in Engineering
      The University of Texas System    The University of Texas at Austin

Date:        3 Jan 01                   Date:       December 14, 2000
      ---------------------------             ------------------------------

                                   EXHIBIT A
                                   --------
                                                                       SRA SHORT
                                                                         1/29/98

                                 CONFIDENTIAL


                 SPONSORED RESEARCH AGREEMENT NO. UTA 98-0296

This Sponsored Research Agreement ("Agreement") is made between The University of Texas at Austin, Austin, Texas ("University"), a state component institution of The University of Texas System ("System") and E. Heller & Company, a Texas
                                                 -------------------    -----
corporation with its principal place of business at 1311 Harbor Bay Parkway,
                                                    ------------------------
Suite 2000, Alameda, CA 94502 ("Sponsor").
-----------------------------

                                   RECITALS

     A. Sponsor desires that University perform certain research work hereinafter described and is willing to advance funds to sponsor such research;

     B. Sponsor desires to obtain certain rights to patents and technology developed during the course of such research under the terms of the agreements entitled "Assignment of Patent Rights and Technology" dated August 1, 1991 and "First Amendment to the Agreement Entitled 'Assignment of Patent Rights and Technology'" dated March 19, 1998 (hereinafter referred to as "the Assignments") with a view to profitable commercialization of such patents and technology for the Sponsor's benefit; and

     C. University is willing to perform such research and to grant rights to such patents and technology;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the University and Sponsor agree as follows:


                              1.  EFFECTIVE DATE
                              ------------------

This Agreement shall be effective as of March 19, 1998 (the "Effective Date").
                                        --------------

                             2.  RESEARCH PROGRAM
                             --------------------

2.1 University will use its best efforts to conduct the Research Program described in Attachment A ("Research Program"), and will furnish the facilities necessary to carry out said Research Program. The Research Program will be under the direction of Prof. Adam Heller ("Principal Investigator"), or his
                       -----------------
successor as mutually agreed to by the parties and will be conducted by the Principal Investigator at the University.

2.2 The Research Program shall be performed during the period from the Effective Date through and including March 18, 2001.
                                     --------------

2.3 Sponsor understands that University's primary mission is education and advancement of knowledge, and consequently the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator. University does not guarantee specific results, and the Research Program will be conducted only on a best efforts basis.

2.4 University will keep accurate financial and scientific records relating to the Research Program and will make such records available to Sponsor or its authorized representative throughout the Term of the Agreement during normal business hours upon reasonable notice.

2.5 Sponsor understands that University may be involved in similar research through other researchers on behalf of itself and others. University shall be free to continue such research provided that it is conducted separately and by different investigators from the Research Program hereinafter defined, and Sponsor shall not gain any rights via this Agreement to such other research.

2.6 University does not guarantee that any patent rights will result from the Research Program, that the scope of any patent rights obtained will cover Sponsor's commercial interests, or that any such patent rights will be free of dominance by other patents, including those based upon inventions made by other inventors in The University of Texas System independent of the Research Program.

                               3.  COMPENSATION
                               ----------------

3.1 As consideration for the performance by University of its obligations under this Agreement, Sponsor will pay the University an amount equal to its expenditures and reasonable overhead in conducting the Research Program subject to a maximum expenditure limitation of $150,000.00 for the period set forth in
                                       ---------------------------------------
section 2.2, and subject to section 3.2 herein, allocated in the amount of
--------------------------------------------------------------------------
$50,000 per year for three years.  University's Office of Accounting will submit
--------------------------------
monthly invoices to Sponsor and Sponsor agrees to reimburse University within thirty days of receipt of such invoices.

Payments should be made payable to The University of Texas at Austin, make reference to the Principal Investigator, Agreement number and title of the Research Program funded under this Agreement, and submitted to the following address:

                       The University of Texas at Austin
                             Office of Accounting
                                 P.O. Box 7159
                           Austin, Texas 78713-7159
                                (512) 471-6231

3.2 University shall maintain all Research Program funds in a separate account and shall expend such funds for wages, supplies, equipment, travel, and other operational expenses in connection with the Research Program. It is understood that funds of the Research Program which are not used in a particular quarter (or year) may be used in subsequent quarters (or carried forward to a subsequent year), and that the Principal Investigator may transfer funds within the budget as needed without Sponsor's approval, as long as such transfers do not effect a change in the scope of work of the Research Program. It is also understood that subject to Section 11.4, uncommitted and unexpended funds remaining at the termination of the Agreement shall be returned to Sponsor.

3.3 University shall retain title to all equipment purchased and/or fabricated by it with funds provided by Sponsor under this Agreement.

                         4.  CONSULTATION AND REPORTS
                         ----------------------------

4.1 Sponsor's designated representative ("Designated Representative") for consultation and communications with the Principal Investigator shall be Ephraim
                                                                         -------
Heller or such other person as Sponsor may from time to time designate in
------
writing to University and the Principal Investigator.

4.2 During the term of the Agreement, Sponsor's representatives may consult informally with University's representatives regarding the project, both personally and by telephone. Access to work carried on in University laboratories in the course of these investigations shall be entirely under the control of University personnel but shall be made available on a reasonable basis.

4.3  The Principal Investigator will make up to two oral report(s) each year as
                                                ---
requested by Sponsor's Designated Representative. At the conclusion of each year, the Principal Investigator shall submit to Sponsor a written report summarizing the work and, as soon as possible thereafter, the University's Office of

Accounting will submit a financial report of expenses relating to the Research Program. The Principal Investigator and the University's Office of Accounting shall also submit a comprehensive final report within one hundred twenty (120) days of termination of the Agreement which shall contain, but which need not be limited to, the following information:

     a. A final invoice, if not previously submitted, for expenses of the Research Program for the prior year, which reflects cumulative expenses incurred during the term of the Agreement (Office of Accounting).

     b. A report of all activities undertaken and accomplishments achieved through the Research Program during the prior year (Principal Investigator).

                                 5.  PUBLICITY
                                 -------------

Neither party shall make reference to the other in a press release or any other written statement in connection with work performed under this Agreement, if it is intended for use in the public media, except as required by the Texas Public Information Act or other law or regulation. University, however, shall have the right to acknowledge Sponsor's support of the investigations under this Agreement in scientific or academic publications and other scientific or academic communications, without Sponsor's prior approval. In any such statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                      6.  PUBLICATION AND ACADEMIC RIGHTS
                      -----------------------------------

6.1 University and the Principal Investigator have the right to publish or otherwise publicly disclose information gained in the course of this Agreement, except for Sponsor's confidential information ("Confidential Information") furnished to University pursuant to the provisions of Article 7. In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, University will submit any prepublication materials to Sponsor for review and comment at least sixty (60) days prior to planned submission for publication. If Sponsor chooses to file patent applications on any inventions contained in the materials then Sponsor will proceed to file the patent application(s) in due course under the terms of the Assignments. University shall have final authority to determine the scope and content of any publications.

6.2 It is understood that the University investigators may discuss the research being performed under this Agreement with other investigators but shall not reveal information which is Sponsor's Confidential Information under Article 7. In the event any joint inventions result, University shall grant to Sponsor the rights outlined in Article 8 to this Agreement, to the extent these are not in conflict with obligations to another party as a result of the involvement of the other investigator(s). In this latter case, University shall, in good faith, exercise reasonable efforts to enable Sponsor to obtain rights to the joint invention.

                         7.  CONFIDENTIAL INFORMATION
                         ----------------------------

7.1 The Parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose Confidential Information to each other. Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of three (3) years from receipt thereof, provided that the recipient party's obligation hereunder shall not apply to Information that:

     (1) is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

     (2) is already in the recipient party's possession at the time of disclosure thereof;

     (3) is or later becomes part of the public domain through no fault of the recipient party;

     (4) is received from a third party having no obligations of confidentiality to the disclosing party;

     (5) is independently developed by the recipient party; or

     (6) is required by law or regulation to be disclosed.

Notwithstanding the terms of this paragraph 7.1, Sponsor shall be free to disclose University's Confidential Information in the course of commercialization of its products as deemed necessary by Sponsor, including disclosures for patent applications, licensing agreements and financings, subject to prior notice to University and provided that Sponsor and any third party receiving such University Confidential Information have entered into an appropriate nondisclosure agreement that protects such University Confidential Information from unauthorized disclosure.

7.2 In the event that information is required to be disclosed pursuant to subsection (6), the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

                 8.  PATENTS, COPYRIGHTS AND TECHNOLOGY RIGHTS
                 ---------------------------------------------

8.1 All Patent Rights, Technology, Know-How and Other Intellectual Property (as defined in the Assignments) developed by University alone or jointly with Sponsor in connection with the research performed hereunder shall be assigned to Sponsor and incorporated into Exhibit C of the "First Amendment to the Agreement Entitled 'Assignment of Patent Rights and Technology'" dated March 19, 1998 between University and Sponsor.

                                 9.  LIABILITY
                                 -------------

9.1 Sponsor agrees to indemnify and hold harmless System, University, their Regents, officers, agents and employees from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried out pursuant to the obligations of this Agreement, including but not limited to the use by Sponsor of the results obtained from the activities performed by University under this Agreement; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

     (a) the negligent failure of University to substantially comply with any applicable FDA or other governmental requirements; or

     (b) the negligence or willful malfeasance of any Regent, officer, agent or employee of University or System.

9.2 Both parties agree that upon receipt of a notice of claim or action arising out of the activities to be carried out pursuant to the project described in Attachment A, the party receiving such notice will notify the other party promptly. Sponsor agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against University, System, their Regents, officers, agents and/or employees with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully brought or filed; and subject to the statutory duty of the Texas Attorney General, University agrees to cooperate with Sponsor in the defense of such claim or action.

9.3 University and System agree not to settle any such claims without the prior written consent of Sponsor.

                          10.  INDEPENDENT CONTRACTOR
                          ---------------------------

For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

                           11.  TERM AND TERMINATION
                           -------------------------

11.1  This Agreement shall commence on the Effective Date and extend until March
                                                                     -----------
18, 2001, unless sooner terminated or further extended in accordance with the
--------
provisions of this Article 11.

11.2 The Agreement shall continue in effect for each subsequent one year period beginning March 19, 2001 upon execution of an appropriate amendment by authorized officials of each party.

11.3 This Agreement may be terminated at any time by the written agreement of both parties.

11.4 In the event that either party shall be in default of its material obligations under this Agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, this Agreement may be terminated at the option of the party not in default upon expiration of the sixty (60) day period.

11.5 Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination. Upon termination, Sponsor shall pay University for all reasonable expenses incurred or committed to be expended as of the effective termination date, including salaries for appointees for the remainder of their appointment.

11.6 Any provisions of this Agreement which by their nature extend beyond termination shall survive such termination.

                               12.  ATTACHMENTS
                               ----------------

Attachment A is incorporated and made a part of this Agreement for all purposes.

                                 13.  GENERAL
                                 ------------

13.1 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that subject to the approval of University, which may not be unreasonably withheld, Sponsor may assign this Agreement to any purchaser or transferee of all or substantially all of Sponsor's assets or stock upon prior written notice to University; provided, however, that such assignee shall have expressly assumed all of the obligations and liabilities of Sponsor under this Agreement, and provided, further that, University may assign its right to receive payments hereunder.

13.2 This Agreement constitutes the entire and only agreement between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties. Terms and conditions which may be set forth (front, reverse, attached or incorporated) in any purchase order issued by Sponsor in connection with this Agreement shall not apply, except for informational billing purposes; i.e., reference to purchase order number, address for submission of invoices, or other invoicing items of a similar informational nature.

13.3 Any notice required by this Agreement by Articles 8, 9 or 11 shall be given prepaid, first class, certified mail, return receipt requested, addressed in the case of University to:

                    The University of Texas System, O.G.C.
                              201 West 7th Street
                              Austin, Texas 78701
                   Attention: Intellectual Property Section
                             Phone: (512) 499-4462
                              FAX: (512) 499-4523

                       The University of Texas at Austin
                     Executive Vice President and Provost
                               Main Building 201
                           Austin, Texas 78712-1111
                       Attention: Patricia C. Ohlendorf
                             Phone: (512) 471-5336
                              FAX: (512) 471-0577
or in the case of the Sponsor to:

                              E. Heller & Company
                      1311 Harbor Bay Parkway, Suite 2000
                               Alameda, CA 94502
                             Attn: Ephraim Heller
                             Phone: (510)749-5411
                              FAX: (510) 749-5401

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

Notices and other communications regarding the day-to-day administration and operations of this Agreement shall be mailed (or otherwise delivered), addressed in the case of University to:

                       The University of Texas at Austin
                         Office of Sponsored Projects
                            Main Building, Room 303
                             Post Office Box 7726
                           Austin, Texas 78713-7726
                        Attention: Mr. Wayne Kuenstler
                             Phone: (512) 471-6424
                              FAX: (512) 471-6564

with a copy to:

                                Dr. Adam Heller
                       The University of Texas at Austin
                      Department of Chemical Engineering
                              Austin, Texas 78712
                             Phone: (512) 471-8874
                              FAX: (512) 471-8799
or in the case of Sponsor to:

                              E. Heller & Company
                      1311 Harbor Bay Parkway, Suite 2000
                               Alameda, CA 94502
                             Attn: Ephraim Heller
                             Phone: (510) 749-5411
                              FAX: (510) 749-5401

13.4 This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Texas.

13.5 Sponsor acknowledges that this Agreement and the performance thereof are subject to compliance with any and all applicable United States laws, regulations, or orders, including those that may relate to the export of technical data, and Sponsor agrees to comply with all such laws, regulations and orders, including, if applicable, all requirements of the International Traffic in Arms Regulations and/or the Export Administration Act, as may be amended. Sponsor further agrees that if the export laws are applicable, it will not disclose or re-export any technical data received under this Agreement to any countries for which the United States government requires an export license or other supporting documentation at the time of export or transfer, unless Sponsor has obtained prior written authorization first from the U.S. Office of Export Control or other authority responsible for such matters.

IN WITNESS WHEREOF, the parties have caused this Agreement No. UTA98-0296 to be executed by their duly authorized representatives.

THE UNIVERSITY OF TEXAS AT AUSTIN      SPONSOR

By:/s/ Juan M. Sanchez                 By:/s/ Ephraim Heller, /s/ W. Mark. Lortz
   ------------------------------         --------------------------------------
        Juan M. Sanchez
       Associate Vice President
Title: for Research                    Title: Vice President, President & CEO
      ---------------------------             ----------------------------------

Date: May 04 1998                      Date: 4-27-98, 4/27/98
      ---------------------------            -----------------------------------

                                 ATTACHMENT A
                               RESEARCH PROGRAM

E. Heller & Company shall sponsor research on "Enzyme Electrodes" and biosensors at the University of Texas at Austin. The research will be led by Professor Adam Heller. The research will address:

     .    Novel biosensors including but not limited to biosensors for DNA oligonucleotides, immunoreagents, glucose and lactate.
     .    The physical chemistry, biochemistry, polymer chemistry,
     electrochemistry, materials science, engineering, synthetic chemistry, and enzyme engineering for such biosensors.

The objectives of the research will include, but will not be limited to, electrochemical and other biosensors. Examples of subjects to be studied are the:

     .    Design of novel enzyme electrodes of enhanced stability, lesser oxygen dependence or higher current density;
     .    Novel electrode structures;
     .    Characterization of materials used in enzyme electrodes;
     .    Characterization of enzyme electrodes;
     .    Miniaturization of enzyme electrodes; and
     .    Electrical connection of reaction centers of enzymes to electrodes.

                              E. HELLER & COMPANY
                               ENZYME ELECTRODES

                               THREE-YEAR BUDGET


                                       Year 1            Year 2            Year 3            Total
Salaries                                12,984.           12,984.           12,984.           38,952.

Fringes 27                               3,506.            3,506.            3,506.           10,518.

Materials & Supplies                    10,000.           10,000.           10,000.           30,000.

Equipment                               10,000.           10,000.           10,000.           30,000.

Indirect costs                          13,510.           13,510.           13,510.           40,530.

Total                                  $50,000.          $50,000.          $50,000.         $150,000.

                                   EXHIBIT B
                                   ---------


                              [SEE EXHIBIT 10.10]

                                   EXHIBIT C
                                   ---------

                              [SEE EXHIBIT 10.11]